Exhibit 99.1

FOR IMMEDIATE RELEASE

Cogent Contacts:
For Public Relations:	For Investor Relations:
Travis Wachter	John Chang
+ 1 (202) 295-4217	+ 1 (202) 295-4212
twachter@cogentco.com	investor.relations@cogentco.com

Cogent Communications Reports First Quarter 2013 Results

and Increases Quarterly Dividend on Common Stock

Financial and Business Highlights

•                  Cogent approves payment of a quarterly dividend of $0.13 per common share to be paid on June 18, 2013 to shareholders of record on May 31, 2013

•                  The second quarter 2013 dividend represents an increase of 8.3% from the first quarter 2013 dividend of $0.12 per share that was paid on March 15, 2013

•                  Service revenue for Q1 2013 of $84.6 million — an increase of 2.3% from $82.6 million for Q4 2012 and an increase of 2.1% on a constant currency basis

•                  Foreign exchange positively impacted revenue growth from Q4 2012 to Q1 2013 by $0.2 million

•                  Traffic increased by 18% from Q4 2012 to Q1 2013 and increased by 91% from Q1 2012 to Q1 2013

•                  Gross profit margin increased by 150 basis points to 56.1% for Q1 2013 from 54.6% for Q4 2012

•                  EBITDA, as adjusted, for Q1 2013  of $28.3 million - an increase of 25.4% from $22.6 million for Q1 2012

•                  EBITDA, as adjusted margin was 33.5% for Q1 2013 and 29.3% for Q1 2012

•                  35,968 customer connections were on the Cogent network at the end of Q1 2013 - an increase of 3.3% from 34,811 customer connections at the end of Q4 2012 and an increase of 16.9% from 30,757 customer connections at the end of Q1 2012

[WASHINGTON, D.C. May 7, 2013] Cogent Communications Group, Inc. (NASDAQ: CCOI) today announced service revenue of $84.6 million for the three months ended March 31, 2013, an increase of 2.3% from $82.6 million for the three months ended December 31, 2012 and an increase of 10.0% from $76.9 million for the three months ended March 31, 2012.  The impact of foreign exchange positively impacted service revenue growth from Q4 2012 to Q1 2013 by $0.2 million and positively impacted service revenue growth from Q1 2012 to Q1 2013 by $0.1 million.  On a constant currency basis, service revenue grew by 2.1% from Q4 2012 to Q1 2013.  On a constant currency basis, and excluding the impact of the loss of a large Cogent customer, service revenue increased by 11.1% from Q1 2012 to Q1 2013.

On-net revenue was $61.7 million for the three months ended March 31, 2013, an increase of 2.1% over $60.4 million for the three months ended December 31, 2012 and an increase of 8.7% over $56.8 million for the three months ended March 31, 2012. On-net service is provided to customers located in buildings that are physically connected to Cogent’s network by Cogent facilities.

Off-net revenue was $22.3 million for the three months ended March 31, 2013, an increase of 3.1% over $21.6 million for the three months ended December 31, 2012 and an increase of 14.4% over $19.5 million for the three months ended March 31, 2012. Off-net customers are located in buildings directly connected to Cogent’s network using other carriers’ facilities and services to provide the last mile portion of the link from the customers’ premises to Cogent’s network.

Non-core revenue was $0.6 million for the three months ended March 31, 2013, $0.6 million for the three months ended December 31, 2012 and $0.6 million for the three months ended March 31, 2012.  Non-core services are legacy services, which Cogent acquired and continues to support but does not actively sell.

Gross profit, excluding equity-based compensation expense and amounts shown separately, was $47.4 million for the three months ended March 31, 2013 an increase of 5.0% from $45.1 million for the three months ended December 31, 2012 and an increase of 11.2% from $42.6 million for the three months ended March 31, 2012. Gross profit margin, excluding equity-based compensation expense and amounts shown separately, was 56.1% for the three months ended March 31, 2013, 54.6% for the three months ended December 31, 2012, and 55.4% for the three months ended March 31, 2012.

Earnings before interest, taxes, depreciation and amortization (EBITDA), as adjusted, decreased 0.9% to $28.3 million for the three months ended March 31, 2013 from $28.5 million for the three months ended December 31, 2012 and increased 25.4% from $22.6 million for the three months ended March 31, 2012.   EBITDA, as adjusted, margin was 33.5% for the three months ended March 31, 2013, 34.6% for the three months ended December 31, 2012, and 29.3% for the three months ended March 31, 2012.

Basic and diluted net income per share was $0.01 for the three months ended March 31, 2013, $(0.01) for the three months ended December 31, 2012 and $(0.05) for the three months ended March 31, 2012.

Total customer connections increased 3.3% to 35,968 as of March 31, 2013 from 34,811 as of December 31, 2012 and increased 16.9% from 30,757 as of March 31, 2012. On-net customer connections increased 3.5% to 30,914 as of March 31, 2013 from 29,875 as of December 31, 2012 and increased 17.8% from 26,246 as of March 31, 2012.  Off-net customer connections increased 2.8% to 4,591 as of March 31, 2013 from 4,465 as of December 31, 2012 and increased 15.9% from 3,962 as of March 31, 2012.  Non-core customer connections were 463 as of March 31, 2013, 471 as of December 31, 2012 and 549 as of March 31, 2012.

The number of on-net buildings increased by 23 on-net buildings to 1,890 on-net buildings as of March 31, 2013 from 1,867 on-net buildings as of December 31, 2012, and increased by 121 on-net buildings from 1,769 on-net buildings as of March 31, 2012.

Quarterly Dividend Payment Approved

On April 18, 2013, Cogent’s board approved a payment of a dividend of $0.13 per common share payable on June 18, 2013 to shareholders of record on May 31, 2013.

The payment of any future quarterly dividends will be at the discretion of the board and will be dependent upon Cogent’s financial position, results of operations, available cash, cash flow, capital requirements and other factors deemed relevant by the board.

Conference Call and Website Information

Cogent will host a conference call with financial analysts at 8:00 a.m. (ET) on May 7, 2013 to discuss Cogent’s operating results for the first quarter of 2013 and to discuss Cogent’s expectations for full year 2013.  Investors and other interested parties may access a live audio webcast of the earnings call in the “Events” section of Cogent’s website at

www.cogentco.com/events.  A replay of the webcast, together with the press release, will be available on the website following the earnings call.

About Cogent Communications

Cogent Communications (NASDAQ: CCOI) is a multinational, Tier 1 facilities-based ISP.  Cogent specializes in providing businesses with high speed Internet access and point-to-point transport services.  Cogent’s facilities-based, all-optical IP network backbone provides IP services in over 180 markets globally.

Cogent Communications is headquartered at 1015 31st Street, NW, Washington, D.C. 20007.  For more information, visit www.cogentco.com.  Cogent Communications can be reached in the United States at (202) 295-4200 or via email at info@cogentco.com.

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COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

Summary of Financial and Operational Results

	Q1 2012	Q2 2012	Q3 2012	Q4 2012	Q1 2013
Metric ($ in 000’s, except share and per share data) — unaudited
On-Net revenue	$56,750	$57,321	$58,138	$60,380	$61,678
% Change from previous Qtr.	-4.7%	1.0%	1.4%	3.9%	2.1%
Off-Net revenue	$19,501	$19,868	$20,912	$21,646	$22,309
% Change from previous Qtr.	3.0%	1.9%	5.3%	3.5%	3.1%
Non-Core revenue (1)	$637	$628	$606	$586	$566
% Change from previous Qtr.	1.1%	-1.4%	-3.5%	-3.3%	-3.4%
Service revenue — total	$76,888	$77,817	$79,656	$82,612	$84,553
% Change from previous Qtr.	-2.8%	1.2%	2.4%	3.7%	2.3%
Network operations expenses (2)	$34,255	$34,994	$36,375	$37,489	$37,154
% Change from previous Qtr.	2.6%	2.2%	3.9%	3.1%	-0.9%
Gross profit (2)	$42,633	$42,823	$43,281	$45,123	$47,399
% Change from previous Qtr.	-6.7%	0.4%	1.1%	4.3%	5.0%
Gross profit margin (2)	55.4%	55.0%	54.3%	54.6%	56.1%
Selling, general and administrative expenses (3)	$20,188	$17,496	$17,109	$17,299	$19,106

% Change from previous Qtr.	12.9%	-13.3%	-2.2%	1.1%	10.4%
Depreciation and amortization expense	$15,239	$15,503	$15,610	$16,124	$15,874
% Change from previous Qtr.	0.1%	1.7%	0.7%	3.3%	-1.6%
Equity-based compensation expense	$1,238	$2,023	$2,530	$2,531	$2,514
% Change from previous Qtr.	-26.7%	63.4%	25.1%	0.0%	-0.7%
Operating income	$5,968	$7,801	$8,032	$9,169	$9,905
% Change from previous Qtr.	-45.2%	30.7%	3.0%	14.2%	8.0%
EBITDA, as adjusted (4)	$22,557	$25,338	$26,171	$28,548	$28,295
% Change from previous Qtr.	-19.0%	12.3%	3.3%	9.1%	-0.9%
EBITDA, as adjusted margin (4)	29.3%	32.6%	32.9%	34.6%	33.5%
Net (loss) income	$(2,090)	$(1,791)	$(94)	$(276)	$361
% Change from previous Qtr.	-138.5%	14.3%	-94.8%	193.6%	230.8%
Basic and diluted net (loss) income per common share	$(0.05)	$(0.04)	$(0.00)	$(0.01)	$0.01
% Change from previous Qtr.	-141.7%	20.0%	-100.0%	-100.0%	200.0%
Weighted average common shares — basic	45,241,418	45,313,804	45,377,732	45,492,847	45,537,607
% Change from previous Qtr.	0.4%	0.2%	0.1%	0.3%	0.1%
Weighted average common shares — diluted	45,241,418	45,313,804	45,377,732	45,492,847	46,435,677
% Change from previous Qtr.	-0.7%	0.2%	0.1%	0.3%	2.1%
Net cash provided by operating activities	$12,686	$19,471	$15,489	$32,297	$14,962
% Change from previous Qtr.	-53.5%	53.5%	-20.5%	108.5%	-53.7%
Capital expenditures	$12,289	$10,575	$11,187	$10,286	$16,316
% Change from previous Qtr.	17.9%	-13.9%	5.8%	-8.1%	58.6%
Customer Connections — end of period
On-Net	26,246	27,471	28,839	29,875	30,914
% Change from previous Qtr.	2.9%	4.7%	5.0%	3.6%	3.5%
Off-Net	3,962	4,100	4,258	4,465	4,591
% Change from previous Qtr.	1.2%	3.5%	3.9%	4.9%	2.8%
Non-Core (1)	549	495	485	471	463
% Change from previous Qtr.	-2.8%	-9.8%	-2.0%	-2.9%	-1.7%

Total	30,757	32,066	33,582	34,811	35,968
% Change from previous Qtr.	2.5%	4.3%	4.7%	3.7%	3.3%
Other — end of period
Buildings On-Net	1,769	1,799	1,832	1,867	1,890
Employees	612	613	621	611	619

(1)         Consists of legacy services of companies whose assets or businesses were acquired by Cogent, primarily including voice services (only provided in Toronto, Canada).

(2)         Excludes equity-based compensation expense of $83, $118, $166, $162 and $155 in the three months ended March 31, 2012, June 30, 2012, September 30, 2012, December 31, 2012 and March 31, 2013, respectively.

(3)         Excludes equity-based compensation expense of $1,155, $1,905, $2,364, $2,369 and $2,359 in the three months ended March 31, 2012, June 30, 2012, September 30, 2012, December 31, 2012 and March 31, 2013, respectively.

(4)         See schedule of non-GAAP metrics below for definition and reconciliation to GAAP measures. EBITDA, as adjusted, includes net gains (losses) from asset related transactions of $112, $11, $(1), $724 and $2 in the three months ended March 31, 2012, June 30, 2012, September 30, 2012,  December 31, 2012 and March 31, 2013, respectively.

Schedule of Non-GAAP Measures

EBITDA and EBITDA, as adjusted

EBITDA represents net (loss) income before income taxes, net interest expense, equity-based compensation expense and depreciation and amortization. Management believes the most directly comparable measure to EBITDA calculated in accordance with generally accepted accounting principles in the United States, or GAAP, is cash flows provided by operating activities.

EBITDA, as adjusted, represents EBITDA plus net gains (losses) on asset related transactions. The Company believes EBITDA, as adjusted, is a useful measure of its ability to service debt, fund capital expenditures and expand its business.  EBITDA, as adjusted, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information. The Company also believes that EBITDA is a frequently used measure by securities analysts, investors, and other interested parties in their evaluation of issuers.

EBITDA and EBITDA, as adjusted, are not recognized terms under GAAP and accordingly, should not be viewed in isolation or as a substitute for the analysis of results as reported under GAAP, but rather as a supplemental measure to GAAP. For example, EBITDA is not intended to reflect the Company’s free cash flow, as it does not consider certain current or future cash requirements, such as capital expenditures, contractual commitments, and changes in working capital needs, interest expenses and debt service requirements. The Company’s calculations of EBITDA and EBITDA, as adjusted, may also differ from the calculation of EBITDA and EBITDA, as adjusted, by its competitors and other companies and as such, its utility as a comparative measure is limited.

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

EBITDA, as adjusted, is reconciled to cash flows provided by operating activities in the table below.

($ in 000’s) – unaudited	Q1 2012	Q2 2012	Q3 2012	Q4 2012	Q1 2013
Net cash flows provided by operating activities	$12,686	$19,471	$15,489	$32,297	$14,962
Changes in operating assets and liabilities	3,053	(2,252)	3,965	(13,089)	5,365
Cash interest expense and income tax expense	6,706	8,108	6,718	8,616	7,966
Gains (losses) on asset related transactions	112	11	(1)	724	2
EBITDA, as adjusted	$22,557	$25,338	$26,171	$28,548	$28,295

Impact of foreign currencies (“constant currency” impact) on sequential quarterly service revenue

($ in 000’s) – unaudited	Q1 2013
Service revenue, as reported — Q1 2013	$84,553
Impact of foreign currencies on service revenue	(245)
Service revenue - Q1 2013, as adjusted (1)	$84,308
Service revenue, as reported — Q4 2012	$82,612
Constant currency increase from Q4 2012 to Q1 2013 - (Service revenue, as adjusted for Q1 2013 less service revenue, as reported for Q4 2012)	$1,696
Percent increase (Constant currency increase from Q4 2012 to Q1 2013 divided by service revenue, as reported for Q4 2012)	2.1%

(1)         Service revenue, as adjusted, is determined by translating the service revenue for the three months ended March 31, 2013 at the average foreign currency exchange rates for the three months ended December 31, 2012. The Company believes that disclosing quarterly revenue growth without the impact of foreign currencies on service revenue is a useful measure of revenue growth. Service revenue, as adjusted, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Impact of foreign currencies (“constant currency” impact) and Cogent customer loss on quarterly service revenue

($ in 000’s) – unaudited	Q1 2013
Service revenue, as reported — Q1 2013	$84,553
Impact of foreign currencies on service revenue	(111)
Service revenue - Q1 2013, as adjusted (2)	$84,442
Service revenue, as reported — Q1 2012	$76,888
Service revenue from Cogent customer — Q1 2012 (3)	(903)
Service revenue, as adjusted — Q1 2012	$75,985
Constant currency and customer adjusted increase from Q1 2012 to Q1 2013 - (Service revenue, as adjusted for Q1 2013 less service revenue, as adjusted for Q1 2012)	$8,457
Percent increase (Constant currency and customer adjusted increase from Q1 2012 to Q1 2013 divided by service revenue, as adjusted for Q1 2012)	11.1%

(2)         Service revenue, as adjusted, is determined by translating the service revenue for the three months ended March 31, 2013 at the average foreign currency exchange rates for the three months ended March 31, 2012. The Company believes that disclosing quarterly revenue growth without the impact of foreign currencies on service revenue is a useful measure of revenue growth. Service revenue, as adjusted, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

(3)         In January 2012, the Company’s largest (on-net and net-centric) customer was indicted by the U.S. government and as a result the Company’s on-net service to this customer and the associated revenue terminated in January 2012.  This customer accounted for approximately 1.1% of the Company’s revenue for the three months ended March 31, 2012.  The loss of this on-net net-centric customer negatively impacted the Company’s revenue growth rate from the first quarter of 2012 to the first quarter of 2013.

Cogent’s SEC filings are available online via the Investor Relations section of www.cogentco.com or on the Securities and Exchange Commission’s website at www.sec.gov.

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2013 AND DECEMBER 31, 2012

(IN THOUSANDS, EXCEPT SHARE DATA)

	March 31, 2013	December 31, 2012
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$234,960	$247,285
Accounts receivable, net of allowance for doubtful accounts of $1,759 and $3,083, respectively	26,831	23,990
Prepaid expenses and other current assets	12,411	9,978
Total current assets	274,202	281,253
Property and equipment, net	328,080	311,175
Deposits and other assets - $438 and $442 restricted, respectively	13,955	14,103
Total assets	$616,237	$606,531

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$16,665	$14,734
Accrued liabilities	24,346	26,519
Current maturities, capital lease obligations	6,701	10,487
Total current liabilities	47,712	51,740
Senior secured notes	175,000	175,000
Capital lease obligations, net of current maturities	143,195	127,461
Convertible senior notes, net of discount of $7,947 and $9,494 respectively	84,031	82,484
Other long term liabilities	10,438	10,067
Total liabilities	460,376	446,752
Commitments and contingencies:
Stockholders’ equity:
Common stock, $0.001 par value; 75,000,000 shares authorized; 47,173,444 and 47,116,644 shares issued and outstanding, respectively	47	47
Additional paid-in capital	500,352	497,349
Accumulated other comprehensive income — foreign currency translation	(1,126)	667
Accumulated deficit	(343,412)	(338,284)
Total stockholders’ equity	155,861	159,779
Total liabilities and stockholders’ equity	$616,237	$606,531

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND MARCH 31, 2012

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Three Months Ended March 31, 2013	Three Months Ended March 31, 2012
	(Unaudited)	(Unaudited)
Service revenue	$84,553	$76,888
Operating expenses:
Network operations (including $155 and $83 of equity-based compensation expense, respectively, exclusive of depreciation and amortization shown separately below)	37,309	34,338
Selling, general, and administrative (including $2,359 and $1,155 of equity-based compensation expense, respectively)	21,465	21,343
Depreciation and amortization	15,874	15,239
Total operating expenses	74,648	70,920
Operating income	9,905	5,968
Interest income and other, net	658	375
Interest expense	(9,869)	(8,993)
Income (loss) before income taxes	694	(2,650)
Income tax (provision) benefit	(333)	560
Net income (loss)	$361	$(2,090)

Comprehensive income (loss):
Net income (loss)	$361	$(2,090)
Foreign currency translation adjustment	(1,793)	1,623
Comprehensive (loss)	$(1,432)	$(467)

Net loss per common share:
Basic and diluted net income (loss) per common share	$0.01	$(0.05)

Dividends declared per common share	$0.12	$—

Weighted-average common shares - basic	45,537,607	45,241,418

Weighted-average common shares - diluted	46,435,677	45,241,418

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND MARCH 31, 2012

(IN THOUSANDS)

	Three months Ended March 31, 2013	Three months Ended March 31, 2012
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$361	$(2,090)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	15,874	15,239
Amortization of debt discount—convertible notes	1,580	1,464
Equity-based compensation expense (net of amounts capitalized)	2,514	1,238
Gains—dispositions of assets and other, net	135	(186)
Changes in assets and liabilities:
Accounts receivable	(3,175)	426
Prepaid expenses and other current assets	(2,724)	(1,288)
Deferred income taxes	59	(10)
Deposits and other assets	24	(898)
Accounts payable, accrued liabilities and other long-term liabilities	314	(1,209)
Net cash provided by operating activities	14,962	12,686
Cash flows from investing activities:
Purchases of property and equipment	(16,316)	(12,289)
Proceeds from dispositions of assets	2	111
Net cash used in investing activities	(16,314)	(12,178)
Cash flows from financing activities:
Dividends paid	(5,489)	—
Proceeds from exercises of stock options	215	94
Principal payments of capital lease obligations	(4,964)	(7,056)
Net cash used in financing activities	(10,238)	(6,962)
Effect of exchange rates changes on cash	(735)	541
Net decrease in cash and cash equivalents	(12,325)	(5,913)
Cash and cash equivalents, beginning of period	247,285	238,207
Cash and cash equivalents, end of period	$234,960	$232,294

Except for historical information and discussion contained herein, statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions.  The statements in this release are based upon the current beliefs and expectations of Cogent’s management and are subject to significant risks and uncertainties.  Actual results may differ from those set forth in the forward-looking statements.  Numerous factors could cause or contribute to such differences, including future economic instability in the global economy or a contraction of the capital markets which could affect spending on Internet services and our ability to engage in financing activities; the impact of changing foreign exchange rates (in particular the Euro to USD and Canadian dollar to USD exchange rates) on the translation of our non-USD denominated revenues, expenses, assets and liabilities; legal and operational difficulties in new markets; the imposition of a requirement that we contribute to the U.S. Universal Service Fund and similar funds in other countries; changes in government policy and/or regulation, including net neutrality rules by the United States Federal Communications Commission and in the area of data protection; increasing competition leading to lower prices for our services; our ability to attract new customers and to increase and maintain the volume of traffic on our network; the ability to maintain our Internet peering arrangements on favorable terms; our reliance on an equipment vendor, Cisco Systems Inc., and the potential for hardware or software problems associated with such equipment; the dependence of our network on the quality and dependability of third-party fiber providers; our ability to retain certain customers that comprise a significant portion of our revenue base; the management of network failures and/or disruptions; and outcomes in litigation as well as other risks discussed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our annual report on Form 10-K for the fiscal year ended December 31, 2012 and our quarterly report on Form 10-Q for the quarter ended March 31, 2013 to be filed with the Securities and Exchange Commission. Cogent undertakes no duty to update any forward-looking statement or any information contained in this press release or in other public disclosures at any time.

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